U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): May 15, 2007

Commission File Number: 000-31987

TEXHOMA ENERGY, INC.
(Name of Small Business Issuer in its Charter)

NEVADA	20-4858058
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

2200 POST OAK BLVD. SUITE 340 HOUSTON, TEXAS 77056
(Address of principal executive offices)

(713) 457-0610
(Issuer Telephone Number)

                 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Management Services Agreement

On or about May 15, 2007, Texhoma Energy, Inc. (“we,” “us,” and the “Company”) entered into a Management Services Agreement with Valeska Energy Corp. (“Valeska”), whose Chief Executive Officer is William M. Simmons, who became and officer and Director of us on or about June 4, 2007, as described below, which was subsequently amended on or about June 1, 2007 (collectively the “Management Agreement”).

Pursuant to the Management Agreement, we agreed to enter into a Joint Venture agreement with Valeska (the “Joint Venture”), described below; Valeska agreed to provide us management services and act as a Management Consultant to us, for a monthly fee of $10,000 (plus expenses), or 15% of any revenue we generate, whichever is greater (excluded from this definition however are asset sales and/or income of a capital nature, and included in the definition are 20% of the revenues we receive from our Joint Venture with Laurus Master Fund, Ltd.); and we also agreed to issue Valeska 15,200,000 restricted shares of our common stock. We also agreed pursuant to the Management Agreement, as amended, that we would issue Valeska an additional 18,200,000 shares of our common stock upon such time as we are able to bring our public reporting requirements current with the Commission and seek reinstatement on the Over-The-Counter Bulletin Board. The Management Agreement has a minimum term of three months, beginning on May 1, 2007.

Joint Venture Agreement

On or about May 15, 2007, we entered into a Joint Venture Relationship Agreement with Valeska (the “Joint Venture Agreement”), pursuant to which we and Valeska agreed to form a new Texas limited partnership (the “Joint Venture”), of which Valeska will serve as general partner. The Joint Venture Agreement contemplates that Valeska will cause funds to be invested, arrange financial and strategic partnerships, and that both parties would bring investment opportunities to the Joint Venture. Pursuant to the Joint Venture Agreement, Valeska has co-investment rights in the Joint Venture. Any distributions from the Joint Venture will be paid first to Valeska and the Company, in an amount equal to 8% to Valeska and 2% to the Company, subject to investor approval; then to any investors as negotiated therewith; and finally Valeska and the Company will share any remaining distributions, with Valeska receiving 80% of such distributions and the Company receiving 20% of such distributions.

The Joint Venture Agreement also provides that Valeska has the right to require us to purchase its interest in the Joint Venture at any time, in exchange for shares of our common stock. In the event that Valeska exercises this right, the valuation of the Joint Venture will be valued in a negotiated manner or at 30% greater than the gross acquisition cost of any property acquired by the Joint Venture, and the number of shares exchangeable for such interest will be equal to the market price of our shares of common stock on the date that such right is exercised by Valeska.

Additionally, we have the right, pursuant to the Joint Venture Agreement, to veto any deal which Valeska proposes to include in the Joint Venture.

Agreement to Stay Interest From Accruing on Jacobs’ Note

On or about June 5, 2007, we entered into an Agreement with Jacobs Oil & Gas Limited, which is controlled by Frank Jacobs, our Chief Financial Officer and Director (“Jacobs”), pursuant to which Jacobs agreed that no interest would be due from us and/or accrue on the principal or accrued interest to date on his outstanding Promissory Note for the period of one (1) year from the date of the Agreement. The principal amount of the Promissory Note totals $493,643.77 (not including any accrued and unpaid interest), which amount may include capital advances made to the Company, fees paid by Mr. Jacobs on behalf of the Company and accrued and unpaid compensation expenses in connection with his service to the Company as an officer and Director.

ITEM 3.02. UNREGISTERED SHARES OF EQUITY SECURITIES.

On or about May 15, 2007, we agreed to issue Valeska 15,200,000 restricted shares of our common stock in consideration for and in connection with its entry into the Management Agreement, described above, which shares have not been issued to date. We will claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended for the above issuance, since the issuance will not involve a public offering, the recipient will take the securities for investment and not resale and the Company will take appropriate measures to restrict transfer. No underwriters or agents will be involved in the issuance and no underwriting discounts or commissions will be paid by the Company.

On or about June 5, 2007, we sold 18,000,000 shares of our common stock to Hobart Global Limited, a British Virgin Islands company, in consideration for $225,000 or $0.0125 per share. We also agreed to provide Hobart piggy-back registration rights in connection with the sale. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, for the above issuance, since the issuance did not involve a public offering, the recipient took the securities for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the issuance and no underwriting discounts or commissions were paid by the Company.

It is anticipated that we will receive an additional $60,000, pursuant to a subscription agreement for 4,800,000 shares of our restricted common stock shortly after the filing of this report, of which there can be no assurance. We will claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended for the above issuance, since the issuance will not involve a public offering, the recipient will take the securities for investment and not resale and the Company will take appropriate measures to restrict transfer. No underwriters or agents will be involved in the issuance and no underwriting discounts or commissions will be paid by the Company.

ITEM 4.01.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Effective June 1, 2007, the client auditor relationship between Texhoma Energy, Inc. (the "Company") and Jewett, Schwartz & Associates, Certified Public Accountants ("JSA") was terminated. Effective June 1, 2007, the Company engaged GLO CPAs, LLP, Certified Public Accountants ("GLO") as its principal independent public accountant for the fiscal year ended September 30, 2007, and the audit of the Company’s previously unaudited and unfiled September 30, 2005 and 2006 financial statements. The decision to change accountants was recommended and approved by the Company's Board of Directors on June 1, 2007.

While JSA never issued a report on the financial statements of the Company, JSA's review of our amended and restated financial statements for the periods ended March 31, 2005 and June 30, 2005, and any later interim period, up to and including the date the relationship with JSA ceased, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for concerns about the Company's ability to continue as a going concern.

In connection with the review of our restated financial statements for the quarterly periods ended December 31, 2004, March 31, 2005 and June 30, 2005, and any later interim period, including the interim period up to and including the date the relationship with JSA ceased, there were no disagreements between JSA and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of JSA would have caused JSA to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

There have been no reportable events as provided in Item 304(a)(1)(iv)(B) of Regulation S-B during the Company's fiscal years ended September 30, 2005 and September 30, 2006, and any later interim period, including the interim period up to and including the date the relationship with JSA ceased.

The Company has authorized JSA to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company has requested that JSA review the disclosure and JSA has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter has not been received as of the filing of this Report and will be filed as an exhibit to this Report on an amended form 8-K upon receipt.

The Company has not previously consulted with GLO regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(iv)(B) of Regulation S-B) during the Company's fiscal years ended September 30, 2005 and September 30, 2006, and any later interim period, including the interim period up to and including the date the relationship with JSA ceased. GLO has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). GLO did not furnish a letter to the Commission.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 4, 2007, our Board of Directors, then consisting solely of Frank A. Jacobs, appointed William M. Simmons and Daniel Vesco as Directors of the Company. Mr. Simmons and Mr. Vesco accepted the appointments as Directors of the Company.

On June 4, 2007, the Board of Directors also appointed Mr. Simmons as President of the Company; Mr. Jacobs as Chief Financial Officer of the Company; and Mr. Vesco as Chief Executive Officer of the Company.

William “Mike” Simmons, age 53, currently serves as the Chief Executive Officer and President of Valeska Energy Corp., which position he has held since June, 2006, and as President of Loosbrock Offshore International, Inc., which position he has held since April 1987, and which company is engaged in the offshore drilling industry as a consultant and broker. From June 2005 until May 2006, Mr. Simmons served as Senior Editor and leader of the energy group for Off The Record Research, LLC, a registered investment advisor and broker dealer firm. Mr. Simmons obtained his Bachelors degree from Texas A&M University in College Station, Texas in Geography in 1980.

Daniel Vesco, age 53, has been Managing Director of Asset Solutions (Hong Kong) Limited, a Hong Kong based boutique investment bank for the past 7 years and is a resident of Hong Kong. Asset Solutions is engaged in corporate advisory, Mergers and Acquisitions and institutional (non retail) fund raising activities principally focused on Asia, including China.

It is currently anticipated that Mr. Jacobs will resign as an officer and Director of the Company once the Company is current in its reporting obligations with the Commission, of which there can be no assurance.

Mr. Simmons and Mr. Vesco are involved in business interests separate from their involvement with the Company, including but not limited to Valeska. As a result, it is possible that the demands on Mr. Simmons and Mr. Vesco from these other businesses could increase with the result that they may not have sufficient time to devote to our business. We do not have an employment agreement with Mr. Simmons or Mr. Vesco and they are under no requirement to spend a specified amount of time on our business. As a result, they may not spend sufficient time in their roles as executive officers and Directors of our company to realize our business plan. If they do not have sufficient time to serve our company, it could have a material adverse effect on our business and results of operations. Furthermore, Mr. Simmons and Mr. Vesco are under no obligation to include us in any transactions which they undertake. As a result, we may not benefit from connections they make and/or agreements they enter into while employed by us, and they may profit from transactions which they undertake while we do not.

Finally, while the Management Agreement currently anticipates a three month term (one month of which has already passed), it is likely that it will take substantially longer to complete the required audits and reviews of our financial statements and to bring us current in our filings with the Commission. As Valeska is currently being paid $10,000 per month, or 15% of our revenues (as defined above) whichever is greater, the total cost to the Company of the Management Agreement if it were to continue for more than three months, and/or in the event we need to renegotiate the agreement in the future could be substantial.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit

10.2*	Agreement Regarding Frank A. Jacobs’ Note
10.3*	Joint Venture Relationship Agreement
10.4*	Management Services Agreement with Valeska and Amendment thereto
10.5(1)	Jacobs Oil & Gas Limited Promissory Note
* Filed herewith.
(1) Filed as Exhibit 10.1 to our Report on Form 8-K filed with the Commission on October 20, 2006, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXHOMA ENERGY, INC.

/s/ Daniel Vesco
Daniel Vesco
Chief Executive Officer

June 7, 2007